Exhibit 5.1

[Latham & Watkins Letterhead]

April 16, 2002

IDEX Corporation
630 Dundee Road
Northbrook, Illinois 60062

Re:    IDEX Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is rendered in connection with the filing by IDEX Corporation, a Delaware corporation (the “Company”), of its registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on March 8, 2002, as amended by Amendment No. 1 filed with the Commission on April 10, 2002 and Amendment No. 2 filed with the Commission on April 16, 2002 (collectively, the “Registration Statement”), with respect to the offer and sale by the Company and the selling shareholders named in the Registration Statement (the “Offering”) of up to one million five hundred thousand (1,500,000) shares of the Company’s common stock, par value $.01 per share with respect to the Company (the “Primary Common Stock”) and of up to four million two hundred fifty thousand (4,250,000) shares of the Company’s common stock, par value $.01 per share with respect to the selling shareholders named in the Registration Statement (the “Secondary Common Stock”), and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act to register additional shares of the Company’s common stock, par value $.01 per share, in connection with the Offering (such additional shares, together with the Primary Common Stock, the “Primary Shares”, and such additional shares, together with the Secondary Common Stock, the “Secondary Shares”). We have acted as special counsel to the Company in connection with the preparation of the Registration Statement.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance, and sale of the Primary Shares and the Secondary Shares, and for the purposes of this opinion, have assumed such proceedings will be timely and properly completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purpose of this opinion.

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other qualifications set forth herein, it is our opinion that:

1. As of the date hereof, based on the foregoing and the proceedings to be taken by the Company as referred to above, we are of the opinion that the Primary Shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner described in the Registration Statement, such Primary Shares will be validly issued, fully paid and nonassessable.

2. As of the date hereof, the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the references to our firm contained under the heading “Legal Matters” of the prospectus included therein, and to the incorporation by reference of this opinion and consent into a registration statement filed with the Commission pursuant to Rule 462(b) under the Act relating to the Offering.

Very truly yours,

/s/ LATHAM & WATKINS